UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

RICE ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36273	46-3785773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (724) 746-6720

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2014, Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and subsidiary of Rice Energy Inc., a Delaware corporation (the “Company”), completed its initial public offering (the “Offering”) of 28,750,000 common units representing limited partner interests (the “Common Units”) at a price to the public of $16.50 per Common Unit ($15.51 per Common Unit, net of underwriting discounts and commissions). The Offering was underwritten by a group of underwriters (the “Underwriters”), with Barclays Capital Inc. acting as the representative of the several Underwriters. The Partnership granted the Underwriters a 30-day option to purchase up to 3,750,000 additional Common Units on the same terms (the “Option”) and, on December 18, 2014, the Underwriters exercised the Option in full. The material terms of the Offering are described in the prospectus, dated December 16, 2014, filed by the Partnership with the Securities and Exchange Commission on December 18, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended.

Partnership Credit Facility

On December 22, 2014, in connection with the closing of the Offering, the Partnership entered into a revolving credit facility (the “Partnership Credit Facility”) among the Partnership, as guarantor, Rice Midstream OpCo LLC, a Delaware limited liability company (“Rice OpCo”), as borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto. The Partnership Credit Facility provides for lender commitments of $450.0 million, with an additional $200.0 million of commitments available under an accordion feature subject to lender approval. The credit facility provides for a letter of credit sublimit of $50.0 million. The credit facility will mature on December 22, 2019.

Principal amounts borrowed are payable on the maturity date, and interest is payable quarterly for base rate loans and at the end of the applicable interest period for Eurodollar loans. The Partnership will have a choice of borrowing in Eurodollars or at the base rate. Eurodollar loans will bear interest at a rate per annum equal to the applicable LIBOR Rate plus an applicable margin ranging from 175 to 275 basis points, depending on the leverage ratio then in effect. Base rate loans will bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month Eurodollar loans plus 100 basis points, plus an applicable margin ranging from 75 to 175 basis points, depending on the leverage ratio then in effect. The Partnership will also pay a commitment fee based on the undrawn commitment amount ranging from 35 to 50 basis points.

The foregoing description is qualified in its entirety by reference to the full text of the Partnership Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Holdings Credit Facility

On December 22, 2014, Rice Midstream Holdings LLC, a Delaware limited liability company (“Rice Midstream Holdings”) and wholly-owned subsidiary of the Company, entered into a revolving credit facility (the “Holdings Credit Facility”) among Rice Midstream Holdings, as borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto to provide additional capital for midstream investments. Rice Midstream Holdings was formed to hold the retained midstream assets of the Company. The Holdings Credit Facility provides for lender commitments of $300.0 million, with an additional $100.0 million of commitments available under an accordion feature subject to lender approval. The credit facility provides for a letter of credit sublimit equal to the lesser of $25.0 million and the total amount of commitments. The credit facility will mature on December 22, 2019.

Principal amounts borrowed are payable on the maturity date, and interest is payable quarterly for base rate loans and at the end of the applicable interest period for Eurodollar loans. Rice Midstream Holdings will have a choice of borrowing in Eurodollars or at the base rate. Eurodollar loans will bear interest at a rate per annum equal to the applicable LIBOR Rate plus an applicable margin ranging from 225 to 300 basis points, depending on the leverage ratio then in effect. Base rate loans will bear interest at a rate per annum equal to the greatest of (i) the agent bank’s reference rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the rate for one month

Eurodollar loans plus 100 basis points, plus an applicable margin ranging from 125 to 200 basis points, depending on the leverage ratio then in effect. Rice Midstream Holdings will also pay a commitment fee based on the undrawn commitment amount ranging from 37.5 to 50 basis points.

The Holdings Credit Facility is secured by mortgages and other security interests on substantially all of the properties of, and guarantees from, Rice Midstream Holdings and its restricted subsidiaries (which do not include the Partnership or Rice Midstream Management LLC, a Delaware limited liability company and general partner of the Partnership (the “General Partner”)).

The Holdings Credit Facility limits Rice Midstream Holdings’ ability to, among other things:

•	incur or guarantee additional debt;

•	redeem or repurchase units or make distributions under certain circumstances;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain types of transactions with affiliates;

•	merge or consolidate with another company; and

•	transfer, sell or otherwise dispose of assets.

The Holdings Credit Facility also requires Rice Midstream Holdings and its restricted subsidiaries to maintain the following financial ratios:

•	an interest coverage ratio, which is the ratio of consolidated EBITDA (as defined within the Holdings Credit Facility) to consolidated current interest expense of at least 2.50 to 1.0 at the end of each fiscal quarter; and

•	a consolidated total leverage ratio, which is the ratio of consolidated debt to consolidated EBITDA, of not more than 4.25 to 1.0.

The foregoing description is qualified in its entirety by reference to the full text of the Holdings Credit Facility, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

On December 22, 2014, in connection with the Offering, the Partnership entered into a Contribution Agreement (the “Contribution Agreement”) by and among the Partnership, Rice Midstream Holdings, Rice OpCo and the General Partner, whereby, concurrently with the closing of the Offering, Rice Midstream Holdings contributed a 100% limited liability company interest in Rice Poseidon Midstream LLC, a Delaware limited liability company (“Rice Poseidon”), which owns the Pennsylvania natural gas gathering assets of the Company, to Rice OpCo in exchange for (i) the issuance by the Partnership of 3,623 Common Units and 28,753,623 subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) to Rice Midstream Holdings, (ii) the issuance to Rice Midstream Holdings of all of the equity interests in the Partnership classified as “Incentive Distribution Rights” under the Amended and Restated Limited Partnership Agreement of the Partnership (the “Partnership Agreement”) and (iii) the payment of $413.9 million of the net proceeds of the Offering to Rice Midstream Holdings.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On December 22, 2014, in connection with the closing of the Offering, the Company entered into an omnibus agreement (the “Omnibus Agreement”) with the General Partner, Rice Poseidon, Rice Midstream Holdings and the Partnership, pursuant to which:

•	the Company granted the Partnership a right of first offer on any future divestiture of all of the Company’s interests in (i) its gas gathering system in the core of the Utica Shale in Belmont County, Ohio, (ii) its fresh water distribution systems in Washington and Greene Counties, Pennsylvania and (iii) its fresh water distribution system in Belmont County, Ohio;

•	the Partnership is obligated to reimburse the Company for all expenses incurred by the Company or its affiliates (or payments made on the Partnership’s behalf) in conjunction with its provision of general and administrative services to the Partnership, including, but not limited to, the Partnership’s publicly traded partnership expenses and an allocated portion of the compensation expense of the executive officers and other employees of the Company and the General Partner who perform general and administrative services for the Partnership or on the Partnership’s behalf; and

•	the Company has provided the Partnership with a license to use certain Company-related names and trademarks in connection with the Partnership’s operations.

The Company has agreed to indemnify the Partnership for three years after the closing of the Offering against certain environmental and other liabilities for events and conditions associated with the operation of the Partnership’s assets that occurred or existed on or before the closing of the Offering. The maximum liability of the Company for this indemnification obligation will not exceed $15 million and the Company will not have any obligation under this indemnification until the Partnership’s aggregate losses exceed $250,000. The Company will have no indemnification obligations with respect to environmental claims made as a result of additions to or modifications of environmental laws enacted or promulgated after the closing of the Offering.

In addition, the Company has agreed to indemnify the Partnership for three years after the closing of the Offering for losses attributable to title defects and failures to obtain consents or permits necessary for the operation of the Partnership’s assets. The Company has also agreed to indemnify the Partnership for any event or condition related to the assets retained by the Company and income taxes attributable to pre-closing operations.

The Partnership has agreed to indemnify the Company against all losses, including environmental liabilities, related to the operation of the Partnership’s assets after the closing of the Offering, to the extent the Company is not required to indemnify the Partnership.

The Partnership’s potential acquisition of the fresh water distribution systems will be conditioned upon the Partnership obtaining a ruling or interpretive guidance from the Internal Revenue Service that income from fresh water distribution services is qualifying income for federal income tax purposes.

The initial term of the Omnibus Agreement is ten years from the closing of the Offering and will thereafter automatically extend from year-to-year unless terminated by the Partnership or the General Partner. The Partnership or the Company may also terminate the Omnibus Agreement in the event that the Company ceases to control the General Partner or the General Partner is removed as general partner of the Partnership. The Omnibus Agreement may only be assigned by any party with the other parties’ consent.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Gas Gathering and Compression Agreement

On December 22, 2014, in connection with the closing of the Offering, the Company entered into a 15 year, fixed fee gas gathering and compression agreement (the “Gas Gathering and Compression Agreement”) with the Partnership, under which the Partnership will gather natural gas on the Partnership’s gathering systems located in Washington County and Greene County, Pennsylvania and provide compression services. Under the Gas Gathering and Compression Agreement, the Partnership will charge the Company a gathering fee of $0.30 per Dth and a compression fee of $0.07 per Dth per stage of compression, each subject to annual adjustment for inflation based on the Consumer Price Index. The Gas Gathering and Compression Agreement covers approximately 63,000 gross acres of the Company’s acreage position in the dry gas core of the Marcellus Shale in southwestern Pennsylvania as of September 30, 2014 and any future acreage it acquires within these counties, other than 22,000 gross acres subject to a pre-existing third-party dedication.

Pursuant to the Gas Gathering and Compression Agreement, the Company will from time to time provide the Partnership with notice of the date on which it expects to require gas production to be delivered from a particular well pad. Subject to the provisions described in the following paragraph, the Partnership will be obligated to build out the Partnership’s gathering systems to such well pad and to install facilities to connect all wells planned for such well pad as soon as reasonably practicable, but in any event within one year of receipt of such notice, subject to extension for force majeure, including inability to obtain or delay in obtaining permits and rights of way.

The Partnership has agreed to connect all of the Company’s wells that produce gas from the area dedicated to the Partnership under the Gas Gathering and Compression Agreement that (i) have been completed as of the closing of the Offering, (ii) are included in the Company’s initial development plan for drilling activity for the period from the closing of the Offering through December 31, 2017, or (iii) are within five miles of the Partnership’s gas gathering system on the date the Company provides us with notice that a new well pad is expected to require gathering services. For wells other than those described in the preceding sentence, the Partnership and the Company will negotiate in good faith an appropriate gathering fee. If the Partnership cannot reach agreement with the Company on a gathering fee for any such additional well, the Company will have the option to have us connect such well to the Partnership’s gathering systems for a gathering fee of $0.30 per Dth and bear the incremental cost of constructing the connection to such well in excess of the cost the Partnership would have incurred to connect a well located on the five-mile perimeter, or the Company will cause such well to be released from the Partnership’s dedication under the Gas Gathering and Compression Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Gas Gathering and Compression Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included under the headings “Holdings Credit Facility” and “Partnership Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 22, 2014, among Rice Midstream Partners LP, as Parent Guarantor, Rice Midstream OpCo LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

10.2	Credit Agreement, dated as of December 22, 2014 among Rice Midstream Holdings LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

10.3	Contribution Agreement, dated as of December 22, 2014, by and among Rice Midstream Partners LP, Rice Midstream Management LLC, Rice Poseidon Midstream LLC, Rice Midstream Holdings LLC and Rice Energy Inc.

10.4	Omnibus Agreement, dated as of December 22, 2014, by and between Rice Midstream Partners LP, Rice Midstream Management LLC, Rice Midstream Holdings LLC and Rice Energy Inc.

10.5	Gas Gathering and Compression Agreement, dated as of December 22, 2014, by and between Rice Drilling B LLC, Rice Midstream Partners LP and Alpha Shale Resources LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE ENERGY INC.

By:	/s/ Daniel J. Rice IV
Daniel J. Rice IV
Chief Executive Officer

Dated: December 23, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 22, 2014, among Rice Midstream Partners LP, as Parent Guarantor, Rice Midstream OpCo LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

10.2	Credit Agreement, dated as of December 22, 2014 among Rice Midstream Holdings LLC, as Borrower, Wells Fargo Bank, National Association, as administrative agent, certain lenders party thereto and the other parties thereto.

10.3	Contribution Agreement, dated as of December 22, 2014, by and among Rice Midstream Partners LP, Rice Midstream Management LLC, Rice Poseidon Midstream LLC, Rice Midstream Holdings LLC and Rice Energy Inc.

10.4	Omnibus Agreement, dated as of December 22, 2014, by and between Rice Midstream Partners LP, Rice Midstream Management LLC, Rice Midstream Holdings LLC and Rice Energy Inc.

10.5	Gas Gathering and Compression Agreement, dated as of December 22, 2014, by and between Rice Drilling B LLC, Rice Midstream Partners LP and Alpha Shale Resources LP.